EXHIBIT 23.1

Consent of Robnett & Co., LP, Independent Registered Public Accounting Firm

The Board of Directors
Saratoga Resources, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-131624 and No. 333-146985) on Form S-8 of Saratoga Resources, Inc. of our report dated February 24, 2007, except for the removal of Note 5 and the going concern provision in the auditor’s report, the date as to which is January 3, 2008, with respect to the consolidated balance sheet of Saratoga Resources, Inc. and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2006, and all related financial statement schedules as of December 31, 2006 and for the two-year period ended December 31, 2006, which report appears in the December 31, 2006, annual report on Form 10-K/A, Amendment No. 1, of Saratoga Resources, Inc.

/s/ Robnett & Co., LP

Robnett & Co., LP

Austin, Texas
January 3, 2008